UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2006

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Moulton Street, Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Executive Officer Compensation

On May 31, 2006, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of Curis, Inc. (the “Company”) determined the annual base salaries, effective as of June 1, 2006, of each named executive officer listed below, in the amounts listed below.

Named Executive Officer	Annual Salary
Michael P. Gray	$285,000
Mark W. Noel	$200,000
Daniel R. Passeri	$300,000	*
Mary Elizabeth Potthoff	$200,000
Lee R. Rubin	$325,000

*	The Compensation Committee determined to decrease Mr. Passeri’s annual cash compensation from $375,000 to $300,000 and determined to grant Mr. Passeri, in lieu of certain of his cash compensation, (1) a restricted stock award for 10,000 shares of the Company’s common stock at a purchase price of $0.01 per share, vesting on May 31, 2007 and (2) an option to purchase 90,000 shares of the Company’s common stock, vesting on May 31, 2007.

Director Compensation

On June 1, 2006, the Board determined the compensation arrangements of the members of the Board. Effective June 1, 2006, the Company shall pay to each director a $15,000 annual retainer and quarterly meeting fees of $1,500 per Board meeting attended in-person, $750 per Board meeting attended telephonically, $1,500 for in-person committee meetings held on a day other than the Board meeting and $750 for committee meetings attended telephonically. Further, the chairperson of each of the Audit, Compensation and Nominating and Governance Committees shall receive an additional annual retainer of $5,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: June 2, 2006	By:	/s/ Michael P. Gray
Michael P. Gray Senior Vice President of Finance and Chief Financial Officer